Exhibit 10.1

EXECUTION COPY

SHARE PURCHASE AGREEMENT

          This Share Purchase Agreement (this “Agreement”) is dated as of March 27, 2009, by and among Ocwen Financial Corporation, a Florida corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

          A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

          B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 5,471,500 shares of Common Stock and shall be collectively referred to herein as the “Shares”).

          C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
DEFINITIONS

          1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

          “Action” means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

          “Agreement” shall have the meaning ascribed to such term in the Preamble.

          “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

          “Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

          “Commission” has the meaning set forth in the Recitals.

          “Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

          “Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

          “Company Counsel” means O’Melveny & Myers LLP.

          “Company Deliverables” has the meaning set forth in Section 2.2(a).

          “Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of William Erbey, David Gunter, Paul Koches and Kevin Wilcox (such persons, the “Knowledge Persons”) after inquiry of their respective direct reporting officers as would be usual and customary under the circumstances.

          “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          “Disclosure Materials” has the meaning set forth in Section 3.1(h).

          “Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

          “Environmental Laws” has the meaning set forth in Section 3.1(l).

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

          “GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

          “Intellectual Property” has the meaning set forth in Section 3.1(r).

          “Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

          “Material Adverse Effect” means any of (i) a material adverse effect on the legality, validity or enforceability, as it would relate to the Company, of any Transaction Document, (ii) a material adverse effect on the Company’s ability to perform its obligations under any Transaction Document or (iii) a material adverse effect on the results of operations, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; provided, that none of the following (or the results thereof) shall be a Material Adverse Effect: (A) any occurrence, condition, change, event or effect resulting from changes (x) in general economic or political conditions or financial, credit or securities markets conditions or (y) that generally affect the industries in which the Company operates, except, in each case under subclauses (x) or (y), to the extent that such occurrence, condition, change, event or effect has had a materially disproportionate effect on the Company and the Subsidiaries, taken as a whole, as compared to other Persons engaged in the industries which the Company operates; (B) any change in the stock price of, or any change in the trading volume of, the Company’s Common Stock on The New York Stock Exchange (provided that the underlying cause for such changes may be taken into consideration to the extent it is not otherwise excluded from the definition of “Material Adverse Effect”); (C) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of war or the occurrence of any natural disasters and acts of terrorism; (D) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the transactions contemplated by the Transaction Documents or from compliance by the Company and the Subsidiaries with the terms of any Transaction Agreement; or (E) any change in GAAP, or in the interpretation thereof, as imposed upon the Company, the Subsidiaries or their respective businesses or any change in law, or in the interpretation thereof.

          “Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Reports pursuant to Item 601of Regulation S-K.

          “Material Permits” has the meaning set forth in Section 3.1(p).

          “Outside Date” means the thirtieth day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the New York Stock Exchange.

          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          “Purchase Price” means $11.00 per Share.

          “Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

          “Purchaser Party” has the meaning set forth in Section 4.9(a).

          “Registration Rights Agreement” has the meaning set forth in the Recitals.

          “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

          “Required Approvals” has the meaning set forth in Section 3.1(e).

          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          “Schedules” means the Schedules to this Agreement, which, among other matters, list certain exceptions and other information with respect to the representations and warranties in this Agreement.

          “SEC Reports” has the meaning set forth in Section 3.1(h).

          “Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

          “Securities Act” means the Securities Act of 1933, as amended.

          “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

          “Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

          “Subsidiary” means any entity in which the Company, directly or indirectly, owns more than 50% of the capital stock or more than 50% of the equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

          “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

          “Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

          “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

          “Transfer” has the meaning set forth in Section 4.1(a).

          “Transfer Agent” means American Stock Transfer & Trust Company, or any successor transfer agent for the Company.

ARTICLE II.
PURCHASE AND SALE

          2.1 Closing.

               (a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Shares set forth on the signature pages hereto under such Purchaser’s name, in exchange for the payment by such Purchaser to the Company of the purchase price set forth on the signature pages hereto under such Purchaser’s name.

               (b) Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

               (c) Form of Payment. Unless otherwise agreed to by the Company and a Purchaser (as to itself only), on the Closing Date, (1) the Company shall deliver to each Purchaser one or more stock certificates, evidencing the number of Shares such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Number of Shares to be Acquired” and (2) each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions.

          2.2 Closing Deliveries.

               (a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

          (i) this Agreement, duly executed by the Company;

          (ii) one or more stock certificates, evidencing the Shares subscribed for by Purchaser hereunder, registered in the name of such Purchaser or as otherwise set forth on the Stock Certificate Questionnaire included as Exhibit B-2 hereto (the “Stock Certificates”);

          (iii) a legal opinion of Company Counsel and in-house counsel of the Company, dated as of the Closing Date and in the form attached hereto as (and as divided between such counsel in) Exhibit C, executed by such counsel and addressed to the Purchasers;

          (iv) the Registration Rights Agreement, duly executed by the Company;

          (v) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

          (vi) the Compliance Certificate referred to in Section 5.1(g);

          (vii) a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) Business Days of the Closing Date; and

          (viii) a certified copy of the Amended and Restated Articles of Incorporation, as certified by the Secretary of State of the State (or comparable office) of such entity’s jurisdiction of formation, as of a date within ten (10) Business Days of the Closing Date.

               (b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

          (i) this Agreement, duly executed by such Purchaser;

          (ii) its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer in accordance with the Company’s written wire instructions;

          (iii) the Registration Rights Agreement, duly executed by such Purchaser;

          (iv) the Compliance Certificate referred to in Section 5.2(f);

          (v) a fully completed and duly executed Selling Stockholder Questionnaire, reasonably satisfactory to the Company, in the form attached as Annex B to the Registration Rights Agreement; and

          (vi) a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits B-1 and B-2 , respectively.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that:

               (a) Subsidiaries. The Company has no direct or indirect Significant Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Significant Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Significant Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

               (b) Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X)(a “Significant Subsidiary”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation in any material respect of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Significant Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

               (c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except for Material Contracts, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the voting of the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

               (d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Significant Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Significant Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement, in each case other than where the failure to obtain such items would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (collectively, the “Required Approvals”).

               (f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

               (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other equity-linked securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to stock grants or other equity awards or stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as disclosed in the SEC Reports (including the financial statements therein) or in Schedule 3.1(g): (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company (all of the foregoing, collectively, “Equity Rights”), other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports and/or any such Equity Rights as are de minimis in amount; (iii) there are no material outstanding debt securities of the Company or by which the Company is bound; (iv) except as identified in Schedule 3.1(y) hereto and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those which, individually or in the aggregate, do not or would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1(g), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

               (h) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (i) Financial Statements. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

               (j) Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) through (iii) above, where the failure to so pay or file any such tax, assessment, charge or return or to so set aside would not have or reasonably be expected to have a Material Adverse Effect.

               (k) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof or on Schedule 3.1(k), (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission and (C) such liabilities as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports. Except as disclosed on Schedule 3.1(k) and except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable U.S. federal securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

               (l) Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

               (m) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents (as to the Company) or the Shares, or (ii) except as disclosed in the SEC Reports, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been in the last 24 months, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company in their capacity as such or involving any of the Knowledge Persons. To the Company’s Knowledge, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

               (n) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, no executive officer is, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement or non-solicitation covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

               (o) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any of its Subsidiaries has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or any of its Subsidiaries, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (p) Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor, to the Company’s Knowledge, any of its Subsidiaries has received in the last 24 months any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits, nor are any proceedings relating to the revocation or material adverse modification of any such Material Permits pending as of the date hereof and (ii) the Company has no Knowledge of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

               (q) Title to Assets. Except as set forth in the SEC Reports, (i) the Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries and (ii) any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its Subsidiaries taken as a whole and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

               (r) Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted in the SEC Reports except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports or on Schedule 3.1(r) and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; and (b) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property.

               (s) Insurance. The Company and each of the Subsidiaries are insured by insurers that the Company believes are financially responsible against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (t) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or on Schedule 3.1(t) and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction involving a Knowledge Person or to a presently contemplated transaction that would occur within 30 days after the Closing involving any other officer or director of the Company (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

               (u) Internal Accounting Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Under the supervision of and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, the Company conducted an evaluation of its internal control over financial reporting as of December 31, 2008, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework. Based on that evaluation, the Company’s management concluded that, as of December 31, 2008, internal control over financial reporting is effective based on criteria established in Internal Control – Integrated Framework issued by the COSO.

               (v) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). The Company’s management, under the supervision of and with the participation of its Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Based on such evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures are effective.

               (w) Certain Fees. No person or entity will be entitled, as a result of the transactions contemplated by this Agreement, to any commission, or broker’s or other similar fee pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

               (x) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the representations and warranties set forth in that certain side letter, dated as of the date hereof (and in the update to that certain side letter, to be delivered at the Closing), the issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

               (y) Registration Rights. Other than as set forth in the SEC Reports and other than each of the Purchasers or as set forth in Schedule 3.1(y) hereto, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

               (z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

               (aa) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the New York Stock Exchange and has no Knowledge of any facts or circumstances which would reasonably be expected to lead to the NYSE delisting or suspending the Common Stock from listing or trading on the New York Stock Exchange due to violations by the Company of the rules or regulations of the NYSE in the foreseeable future.

               (bb) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

               (cc) Questionable Payments. Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

               (dd) Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company is not subject to Section 607.0901 or Section 607.0902 of the Florida Business Corporation Act.

               (ee) Off Balance Sheet Arrangements. Except as disclosed on Schedule 3.1(ee), there is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

               (ff) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

               (gg) Certain Matters. In the last thirty days to the date hereof, the Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than in each of clauses (i), (ii) and (iii), (A) activities by stock specialists or market makers in respect of the Common Stock not done at the specific direction of the Company, (B) purchases of convertible debt securities of the Company or (C) other ordinary course trading activities on the Principal Trading Market.

               (hh) No Additional Agreements. The Company does not have any agreement with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

               (ii) No General Solicitation or General Advertising. Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

               (jj) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

               (kk) Registration Eligibility. The Company is eligible to register the resale of the Shares by the Purchasers using Form S-3 promulgated under the Securities Act

          3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

               (a) Organization; Authority. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

               (b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

               (c) Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares beyond the period of time provided in this Agreement and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, after the period of time provided in this Agreement to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity.

               (d) Purchaser Status. At the time such Purchaser was offered the Shares, it was, at the date hereof it is, and on and as of the Closing Date it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Such Purchaser is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

               (e) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

               (f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time is and at the Closing Date will be, able to afford a complete loss of such investment.

               (g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

               (h) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

               (i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s or the Company’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

               (j) Reliance on Exemptions. Such Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

               (k) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

               (l) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

               (m) Litigation. There is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents (as to such Purchaser), or (ii) is reasonably likely to have a material and adverse effect, individually or in the aggregate, on the ability of such Purchaser to consummate the transactions contemplated by the Transaction Documents.

               (n) Ownership of Common Stock. Except as set forth on Schedule 3.2(n), no Purchaser beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) any Common Stock or is the record owner of any Common Stock, or any derivatives based on Common Stock, or any securities convertible into or exchangeable for Common Stock. Since March 6, 2009, such Purchaser has not, and to such Purchaser’s knowledge, no one acting on its behalf has, directly or indirectly engaged in Short Sales with respect to the Common Stock.

               (o) No Additional Agreements. Such Purchaser does not have any agreement with the Company or any other Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

               (p) Financial Capability. Each Purchaser currently has and will have at the Closing Date sufficient available funds to pay its respective Purchase Price as contemplated by Section 2.2(b)(ii).

               The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

          4.1 Transfer Restrictions.

               (a) Certain Trading Limitations. Each Purchaser covenants that for the period commencing on the date hereof and ending on the date that is twelve (12) months after the Closing Date, it will not sell or transfer (or enter into any Short Sale, pledge, hedging, derivative or other transaction that is designed to result in substantially the same economic effect as a sale, including, for this purpose, with respect to Common Stock Equivalents) (“Transfer”) any of the Shares; provided, however, that the foregoing shall not prohibit the following actions by each such Purchaser: (i) Transfers to an Affiliate or a Person that shares a common investment adviser, provided that such Affiliate or Person, as applicable, agrees pursuant to a Joinder Agreement to be subject to the restrictions set forth in this Section 4.1 and Section 4.10; and (ii) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control transaction involving the Company or any of its Significant Subsidiaries that is approved by the Board of Directors of the Company.

               (b) Compliance with Laws. Notwithstanding any other provision of this Article IV (but, for the avoidance of doubt, subject to Section 4.1(a) above), each Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) (any transfer described in clauses (i), (ii) or (iii), an “Exempt Transfer”), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of a transfer of Shares (other than an Exempt Transfer), any such transferee shall agree in a written instrument in form and substance reasonably acceptable to the Company to be bound as a “Purchaser” by Section 4.1 and Section 4.10 of this Agreement (such agreement in writing, a “Joinder Agreement”), which Joinder Agreement shall also provide that any transferee of 7.5% or more of the aggregate amount of Shares sold by the Company pursuant to this Agreement shall have the rights and obligations of a “Purchaser” under the Registration Rights Agreement with respect to such transferred Shares. For the avoidance of doubt, any transferee of Shares in an Exempt Transfer and any transferee of less than 7.5% of the aggregate amount of Shares sold by the Company pursuant to this Agreement, shall not receive any rights under the Registration Rights Agreement.

               (c) Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(b) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

               (d) Removal of Legends. The restrictive legend set forth in Section 4.1(c) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legends from the Shares and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a restrictive legend is no longer required for certain Shares, the Company will use its reasonable best efforts to, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4.1(b) or this Section 4.1(d). Certificates for Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

               (e) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Except as otherwise provided below, while the above-referenced registration statement remains effective, each Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection (e) and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this paragraph.

          4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock.

          4.3 Furnishing of Information. In order to enable the Purchasers to sell the Shares under Rule 144 of the Securities Act, for a period of one year from the Closing, the Company shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Shares pursuant to Rule 144.

          4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

          4.5 No Integration; No Distribution. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. Each Purchaser shall not engage in any such transactions or take any such actions that would be considered a distribution of the Shares in violation of the Securities Act.

          4.6 Securities Laws Disclosure; Publicity. Promptly after the execution hereof, but no later than 6:00 pm on the Business Day immediately following execution of this Agreement, the Company shall issue one or more press releases (each, a “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the filing of the Press Release. If required by law, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release(s), no Purchaser shall be in possession of any material, non public information received from the Company, any Subsidiary or any of their respective officers, directors or employees, that is not disclosed in the Press Release(s). Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

          4.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and each Purchaser shall not solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release(s).

          4.8 [Intentionally Omitted].

          4.9 Listing of Common Stock. The Company will use its reasonable best efforts to list the Shares for trading on the New York Stock Exchange, subject to official notice of issuance, as promptly as reasonably practicable, after the date hereof. As soon as practicable after the date hereof, the Company shall file a supplemental listing application with the New York Stock Exchange to list the Shares (the “Application”).

          4.10 Standstill. (a) Each Purchaser covenants that during the Standstill Period, without the Company’s prior written consent, neither such Purchaser nor any of its Affiliates will, directly or indirectly:

          (i) acquire, offer or propose or agree to acquire Beneficial Ownership of any Voting Securities, if such acquisition would result in the Purchasers having beneficial ownership of more than 15.0% of the Company’s outstanding shares of Common Stock (the “Ownership Limit”);

          (ii) make any public announcement with respect to any proposal for, or make a private written proposal for, the acquisition by such Purchaser or any of its Affiliates of any Voting Securities in excess of the Ownership Limit;

          (iii) make any public announcement with respect to any proposal for, or make a private written proposal for, any merger, consolidation, business combination, recapitalization, asset sale or other extraordinary transaction involving the Company or its subsidiaries;

          (iv) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Securities or make or propose any shareholder proposal under Rule 14a-8 of the Exchange Act; provided, that nothing in this clause (iii) shall prevent any Purchasers from voting any Voting Securities then beneficially owned by them in any manner;

          (v) seek to place a director on the Board of Directors of the Company, or seek the removal of any director of the Company;

          (vi) call or seek to have called any meeting of the shareholders of the Company, or execute any written consent in lieu of a meeting of the shareholders of the Company that is not approved by the Board of Directors of the Company;

          (vii) enter into any negotiations, arrangements or understandings with or assist or request any third party with respect to any of the items set forth in clauses (iii), (iv), (v) or (vi) above, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a “group” within the meaning of Section 13(d)(3) of the Exchange Act, as amended, in connection with any of the foregoing; or

          (viii) make a request to amend or waive any provision of this Section 4.10 or contest the validity of this Section 4.10.

               (b) For purposes of this Section 4.10, (w) the term “Affiliate” shall exclude such Purchaser’s investment adviser (except to the extent acting directly or indirectly on behalf of such Purchaser) and any Person that shares a common investment adviser (but only to the extent that sharing a common investment adviser is the sole reason such Person would otherwise be an Affiliate), (x) a Person shall be deemed to have “Beneficial Ownership” of any securities of which such Person is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act as in effect on the date hereof (including without limitation, for the avoidance of doubt, through the use of derivative securities or derivative transactions), (y) “Voting Securities” shall mean Common Stock or shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors or any securities that are convertible into, or exchangeable or exercisable for, any such shares, and any direct or indirect rights or options to acquire Common Stock or such shares or any derivative based on or relating to such Common Stock or such shares and (z) “Standstill Period” shall mean the period beginning on the Closing Date and ending on first anniversary of the Closing Date.

               (c) The foregoing clauses (a)(iii), (a)(v) or (a)(vi) of Section 4.10 shall not prohibit any private verbal communications between representatives of a Purchaser and representatives of the Company regarding any matters described in such clauses (a)(iii), (a)(v) or (a)(vi) of Section 4.10 involving solely other third parties who are not affiliated or associated with any such Purchaser or its Affiliates and which matters are not being proposed principally on behalf of any such Purchaser or its Affiliates, and not as a means of such Purchaser or its Affiliates to avoid or evade the provisions of this Section 4.10.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

          5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

               (a) Representations and Warranties. The representations and warranties of the Company contained herein (i) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

               (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

               (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

               (d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers required to be obtained by the Company and necessary for consummation of the purchase and sale of the Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect.

               (e) No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be listed on the New York Stock Exchange and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the New York Stock Exchange from trading on the New York Stock Exchange nor shall suspension by the Commission or the New York Stock Exchange have been threatened, as of the Closing Date, either (A) in writing by the Commission or the New York Stock Exchange or (B) by falling below the minimum listing maintenance requirements of the New York Stock Exchange. The Company shall have filed the Application with the New York Stock Exchange. If required by the rules of the New York Stock Exchange, the Shares shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

               (f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

               (g) Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit F.

               (h) Lock-up Agreement. The Company shall have obtained and delivered to each Purchaser an executed lock-up agreement, dated as of the Closing Date, from William C. Erbey in the form attached hereto as Exhibit H.

               (i) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

          5.2 Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof (i) that are qualified by materiality shall be true and correct in all respects and (ii) that are not qualified by materiality shall be true and correct in all material respects, in each case as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

               (b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

               (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

               (d) Consents. The Purchasers shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers required to be obtained by the Purchasers and necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

               (e) Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

               (f) Compliance Certificate. Each Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date and signed by a duly authorized signatory thereof, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.2(a) and (b) in the form attached hereto as Exhibit G.

               (g) Listing. The Company shall have filed the Application with the New York Stock Exchange. If required by the rules of the New York Stock Exchange, the Shares shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

               (h) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

ARTICLE VI.
MISCELLANEOUS

          6.1 Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchasers.

          6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

          6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409
Telephone No.: Separately Supplied
Facsimile No.: Separately Supplied
Attention: Chief Executive Officer

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

          6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

          6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Except as specifically provided in Section 4.1 with respect to a Joinder Agreement, this Agreement, or any rights or obligations hereunder, may not be assigned by the Company or any Purchaser without the prior written consent of the Company and all of the Purchasers.

          6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          6.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for a period of twelve months following the Closing, and thereafter shall expire and have no further force and effect (except with respect to claims properly made before the expiration of such period). Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any applicable statutes of limitations or until, by their respective terms, they are no longer operative.

          6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

          6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          6.12 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

          6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

          6.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          6.15 Adjustments in Common Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

          6.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          6.17 Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any willful breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents, subject to Section 6.13. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

          IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OCWEN FINANCIAL CORPORATION

By:	/s/ David J. Gunter

Name: David J. Gunter
Title: Executive Vice President and Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

NAME OF PURCHASER:

Bay Pond Partners, L.P.

By: Wellington Management Company, LLP as Investment Adviser
By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount): $24,070,200

Number of Shares to be Acquired: 2,188,200

Tax ID No.: ____________________

Address for Notice:

c/o Wellington Management Company, LLP
75 State Street, Boston, MA 02109

Telephone No.: 617.790.7535

Facsimile No.: 617.289.5699

E-mail Address: seclaw@wellington.com

Attention: Legal/Compliance

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ______________________

NAME OF PURCHASER:

Bay Pond Investors (Bermuda) L.P.

By: Wellington Management Company, LLP
as Investment Adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount): $7,400,800

Number of Shares to be Acquired: 672,800

Tax ID No.: ____________________ Address for Notice:

c/o Wellington Management Company, LLP
75 State Street, Boston, MA 02109

Telephone No.: 617.790.7535

Facsimile No.: 617.289.5699

E-mail Address: seclaw@wellington.com

Attention: Legal/Compliance

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

NAME OF PURCHASER:

Ithan Creek Master Investors (Cayman) L.P.

By: Wellington Management Company, LLP
as Investment Adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount): $15,716,800

Number of Shares to be Acquired: 1,428,800

Tax ID No.: ____________________ Address for Notice:

c/o Wellington Management Company, LLP
75 State Street, Boston, MA 02109

Telephone No.: 617.790.7535

Facsimile No.: 617.289.5699

E-mail Address: seclaw@wellington.com

Attention: Legal/Compliance

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

NAME OF PURCHASER:

Wolf Creek Partners, L.P.

By: Wellington Management Company, LLP
as Investment Adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount): $5,091,900

Number of Shares to be Acquired: 462,900

Tax ID No.: ____________________ Address for Notice:

c/o Wellington Management Company, LLP
75 State Street, Boston, MA 02109

Telephone No.: 617.790.7535

Facsimile No.: 617.289.5699

E-mail Address: seclaw@wellington.com

Attention: Legal/Compliance

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

NAME OF PURCHASER:

Wolf Creek Investors (Bermuda) L.P.

By: Wellington Management Company, LLP
as Investment Adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount): $5,045,700

Number of Shares to be Acquired: 458,700

Tax ID No.: ____________________ Address for Notice:

c/o Wellington Management Company, LLP
75 State Street, Boston, MA 02109

Telephone No.: 617.790.7535

Facsimile No.: 617.289.5699

E-mail Address: seclaw@wellington.com

Attention: Legal/Compliance

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

NAME OF PURCHASER:

First Opportunity Fund, Inc.

By: Wellington Management Company, LLP
as Investment Adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount): $2,861,100

Number of Shares to be Acquired: 260,100

Tax ID No.: ____________________ Address for Notice:

c/o Wellington Management Company, LLP
75 State Street, Boston, MA 02109

Telephone No.: 617.790.7535

Facsimile No.: 617.289.5699

E-mail Address: seclaw@wellington.com

Attention: Legal/Compliance

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________